                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2005


                           James Monroe Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

                     Virginia                               000-32641                    54-1941875
  (State or other jurisdiction of incorporation)      Commission File Number          (I.R.S. Employer
                                                                                     Identification No.)

    3033 Wilson Boulevard, Arlington, Virginia                                              22201
     (Address of principal executive offices)                                            (Zip Code)

        Registrant's telephone number, including area code: 703.524.8100

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


         Effective April 13, 2005, the Board of Directors of James Monroe Bancorp, Inc. (the "Company") approved the acceleration of the vesting of all "underwater" unvested stock options including options held by executive officers. A stock option was considered "underwater" if the option exercise price was greater than $18.05 per share, the opening market price as of the date of the board action. In addition, the Board of Directors of the Company approved the granting and immediate vesting of 11,250 shares of the Company's stock to Richard I. Linhart, Executive Vice President and Chief Operating Officer of the Company. Under his employment agreement with the Company these shares were originally scheduled to be granted in the fourth quarter of 2005. As a result of these actions, the vesting of options to purchase 66,500 shares of the Company's common stock was accelerated. Under recently issued accounting pronouncements (SFAS 123R) the Company will be required to recognize compensation expense related to stock options as they vest, which will reduce net income. The decision to acceleration of the vesting of options to purchase 66,500 shares of the Company's common stock was undertaken to eliminate the future compensation expense that the Company would otherwise recognize in its income statement with respect to those options upon the adoption of SFAS 123R scheduled for July 2005. The acceleration of these options will result in the Company not being required to recognize share-based after tax compensation of approximately $493,389 beginning in the quarter ending September 30, 2005 and ending in the Company's quarter ending March 30, 2009. This amount will instead be reflected in a proforma disclosure to the Company's financial statements for the quarter ending June 30, 2005, as permitted under the transition guidance provided by the Financial Accounting Standards Board. The Board believes that its action to reduce the impact that SFAS 123R will have on earnings over the remaining vesting period of the stock options is in the best interest of the Company's shareholders. The other terms of each of the option grants will remain unchanged.

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                JAMES MONROE BANCORP, INC.

                                By: /s/ Richard I. Linhart
                                    --------------------------------------------
                                    Richard I. Linhart, Executive Vice President
                                    and Chief Operating Officer


Dated: April 19, 2005